                                                                   Exhibit(i)(2)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                                               February 25, 2010

Van Kampen Limited Duration Fund
522 Fifth Avenue
New York, New York 10036

                  Re:  Post-Effective Amendment No. 38 to the
                       Registration Statement on Form N-1A for the
                       Van Kampen Limited Duration Fund
                       (the "Registration Statement")
                       (File Nos. 33-1705 and 811-4491)
                       --------------------------------


     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                               Very truly yours,



                                               /s/ Skadden, Arps, Slate,
                                                   Meagher & Flom LLP